UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________________
FORM 8-K
 _____________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 12, 2020
 _____________________________
Medtronic Public Limited Company
(Exact name of Registrant as Specified in its Charter)
  _____________________________

Ireland	1-36820	98-1183488
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20 On Hatch, Lower Hatch Street
Dublin 2, Ireland
(Address of principal executive offices) (Zip Code)
+353 1 438-1700
(Registrant’s telephone number, including area code)

Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Ordinary shares, par value $0.0001 per share	MDT	New York Stock Exchange
Floating Rate Notes due 2021	MDT/21	New York Stock Exchange
0.000% Senior Notes due 2021	MDT/21A	New York Stock Exchange
0.000% Senior Notes due 2022	MDT/22B	New York Stock Exchange
0.375% Senior Notes due 2023	MDT/23B	New York Stock Exchange
0.25% Senior Notes due 2025	MDT/25	New York Stock Exchange
1.125% Senior Notes due 2027	MDT/27	New York Stock Exchange
1.625% Senior Notes due 2031	MDT/31	New York Stock Exchange
1.00% Senior Notes due 2031	MDT/31A	New York Stock Exchange
2.250% Senior Notes due 2039	MDT/39A	New York Stock Exchange
1.50% Senior Notes due 2039	MDT/39B	New York Stock Exchange
1.75% Senior Notes due 2049	MDT/49	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement

Term Loan Agreement

On May 12, 2020, Medtronic Global Holdings S.C.A. (”Medtronic Luxco”), a wholly owned subsidiary of Medtronic plc (“Medtronic plc” or the “Company”) entered into a Term Loan Agreement (the “Loan Agreement”) by and among Medtronic Luxco, Medtronic plc, Medtronic, Inc., (“Medtronic, Inc.”), a wholly owned subsidiary of Medtronic plc, and Mizuho Bank, Ltd. as administrative agent and as lender.

The Loan Agreement provides for an unsecured term loan in an aggregate principal amount of up to JPY 300,000,000,000, with a term of six (6) months, which term may be extended for an additional six (6) months at Medtronic Luxco’s option. Borrowings under the Loan Agreement will bear interest at the TIBOR Rate (as defined in the Loan Agreement) plus a margin of 0.50% per annum. Medtronic plc and Medtronic, Inc. have guaranteed the obligations of Medtronic Luxco under the Loan Agreement. On May 13, 2020, Medtronic Luxco borrowed the entire amount of the term loan under the Loan Agreement.

The Loan Agreement contains customary representations, warranties, conditions precedent, events of default and affirmative and negative covenants, consistent with those in Medtronic Luxco’s existing revolving credit facility. In accordance with the terms of the Loan Agreement, the proceeds of the loan may be used for general corporate purposes.

The foregoing description of the terms of the Loan Agreement is only a summary, does not purport to be complete, and is qualified in its entirety by the complete text of the Loan Agreement, a copy of which is filed as Exhibit 10.01 hereto and incorporated herein by reference.

In the ordinary course of its financial services business, the lender and its affiliates have provided, and may in the future provide, investment banking, commercial banking, cash management, hedging, foreign exchange, advisory or other financial services to Medtronic plc and its affiliates for which they have in the past received, and/or may in the future receive, customary compensation and expense reimbursement.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth above under Item 1.01 is incorporated by reference into this Item 2.03.

Item 7.01	Regulation FD Disclosure

In connection with entry into the Loan Agreement disclosed above, the Company noted that, as previously announced in its press release issued on April 21, 2020, the Company is in a strong financial position with ample liquidity. As of the end of its third fiscal quarter, the Company had approximately $11 billion of cash and investments and an undrawn $3.5 billion facility. The Company has no public debt maturing until March 2021. The Company entered into this opportunistic transaction given the attractive terms of the Loan Agreement.

Item 9.01.	Exhibits.

(d) List of Exhibits

Exhibit Number	Description

10.01	Term Loan Agreement, dated as of May 12, 2020, by and among Medtronic Global Holdings S.C.A., Medtronic, Inc., Medtronic plc, and Mizuho Bank, Ltd., as administrative agent and as lender.
104	Cover Page Interactive Data File (embedded with the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDTRONIC PUBLIC LIMITED COMPANY

Date: May 13, 2020	By	/s/ Karen L. Parkhill
Karen L. Parkhill
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.01	Term Loan Agreement, dated as of May 12, 2020, by and among Medtronic Global Holdings S.C.A., Medtronic, Inc., Medtronic plc, and Mizuho Bank, Ltd., as administrative agent and as lender.